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                                  EXHIBIT 99.0


                              NOTICE OF REDEMPTION


Dear Debenture Holder:


You currently are the record holder ("Holder") of 6 7/8% Convertible Subordinated Debentures due on March 15, 2011 (the "Debentures") of Park Communications, Inc. (the "Company"). The terms and conditions of the Debentures provide that the Company may redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Debentures to be redeemed at the Holder's address appearing in the Company's Security Register, on any date on or after March 22, 1988 at the redemption prices set forth herein.

The Company hereby provides you with notice that, unless converted as described below, all outstanding Debentures will be redeemed as of the close of business on February 15, 1995, (the "Redemption Date"). All outstanding Debentures will become due and payable on the Redemption Date at the offices of the Corporate Trust Department of Wachovia Bank of North Carolina, N.A. (the "Trustee") located at 301 N. Church Street, P.O. Box 3001, Winston-Salem, North Carolina 27102-3001.

On February 15, 1995, any Debentures which have not been converted as described below will be redeemed as follows:

     (a) Cash in an amount equal to 101.38% of the principal amount (the "Redemption Price") will be paid; and

     (b) accrued interest (at an annual rate of 6 7/8% of the principal amount) from September 15, 1994 until February 15, 1995, will be paid; and

     (c)  No interest will accrue or be paid after February 15, 1995.

Payment of the Redemption Price will be made only upon presentation and surrender to the Trustee at its office at the address listed above of certificates in proper form evidencing Debentures being redeemed.

RIGHT TO CONVERT.

As a Holder of a Debenture, you have the right, at your option, to convert any portion of the principal amount thereof that is an integral multiple of $1,000.00 into shares of the Company's common stock ("Company Common Stock") at any time prior to maturity at the conversion rate of 52.1739 shares of Company Common Stock per $1,000.00 in principal amount of Debentures (or $19.166671 in principal amount of Debentures converted per share of Company Common Stock). The right to convert a Debenture called for redemption will terminate at the close of business on the Redemption Date for such Debenture and will be lost if not exercised prior to that time. Under the terms of the Debentures, no payment of interest accrued from September 15, 1994 will be made upon conversion of any Debenture. No fractional shares will be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the closing price of the Company Common Stock on the business day preceding the day of conversion. If you wish to convert all or any part of your Debentures, then on or before the close of business on February 15, 1995, you must surrender the certificates evidencing those Debentures during normal business hours at the offices of the Trustee at its address listed above.

If you convert between January 9, 1995, and February 15, 1995, each Debenture certificate surrendered for conversion must be accompanied by a properly completed and signed "Conversion Notice" substantially in the form which appears on the reverse side of each of the certificates.

As promptly as practical following the conversion of a Debenture, a certificate will be issued evidencing the aggregate number of whole shares of Company Common Stock resulting from that conversion, together with cash in lieu of any resulting fraction of a share based upon the closing price of the Company Common Stock on the business day preceding the day of conversion.

The last reported sale price of Company Common Stock on the NASDAQ National Market System on January 6, 1995, was $___ per share. This per share price may be affected by the outcome of the pending sale of the Company discussed below. The Company makes no recommendation regarding the conversion of your Debentures into Company Common Stock. Based on the difference in the Conversion Price and recent market prices of the Company's outstanding Company Common Stock, you should consider and, if necessary, consult with your financial and tax advisors regarding the advisability of such a conversion.

PENDING SALE OF THE COMPANY.

On October 25, 1994, the Company entered into an Agreement and Plan of Merger (the "Agreement") to sell the Company to Park Acquisitions, Inc. ("PAI" or the "Acquiror"), a private investment concern headed by investors Donald R. Tomlin and Dr. Gary B. Knapp, for a total purchase price of $711,427,000. The sale will be accomplished through a merger of a subsidiary of PAI into the Company. The purchase price represents a per share price of approximately $30.50 per share, based upon 23,327,343 shares outstanding which represents the sum of the number of outstanding shares as of January 5, 1995, and the shares to be issued upon the conversion of all of the Company's outstanding Debentures at or prior to closing. A portion of the purchase price will be paid from the proceeds of a $573.4 million loan to be made to the Acquiror by The Retirement Systems of Alabama; the remainder of the purchase price ($138,000,000) will be derived from cash on the Company's books at closing of the sale of the Company.

The Company is obligated to ensure that it will have a minimum of $138 million cash on its books (after payment of all fees and expenses related to the transaction) at closing of the sale of the Company; if such amount is not on the Company's books at closing, the purchase price for the Company will be reduced by the amount of any shortfall. In the event the Company has more than $150 million cash on its books at closing (after payment of all fees and expenses related to the transaction), such excess amount will be paid to the Company's stockholders; however, the Company views this possibility as unlikely. In addition, the Company is obligated to refrain from making dividends, distributions and certain significant expenditures prior to that date. The Acquiror has indicated its intention to retain the Company's current management and employees.

The sale of the Company is contingent upon, among other things, approval of the transaction by the Company's stockholders and approval by the Federal Communications Commission (the "FCC") of the transfer of control of the Company and its broadcast licenses to the Acquiror. On November 7, 1994, the Company and PAI filed with the FCC their respective applications for approval of the transfer (FCC File Nos. BTCCT-941107KJ, et seq.). To the Company's knowledge, only one formal and two informal objections to the transfer of control were made to the FCC by December 22, 1994, the final date for receipt of such objections. While review by the FCC of these objections could extend the time related to the grant of FCC consent, the Company does not believe that any of the objections will result in a denial of consent to the transfer. The estate of the Company's founder, Roy H. Park (the "Estate"), which, as of December 31, 1994, owned or controlled approximately 88.6% of the issued and outstanding Company Common Stock (assuming conversion into Company Common Stock of the Company's Debentures held or controlled by the Estate and no conversion of other outstanding Debentures, other than those already converted as of December 31, 1994), has agreed to vote in favor of the transaction (and has otherwise given a proxy to PAI to vote all of the Estate's shares in favor of the merger) pursuant to the terms of a stockholder's agreement dated October 25, 1994, among PAI, Park Acquisitions Subsidiary, Inc. and the Estate (the "Stockholder's Agreement"). The Stockholder's Agreement and proxy terminate upon termination of the Agreement.

THERE IS NO GUARANTEE THAT THE SALE OF THE COMPANY WILL BE CONSUMMATED. HOWEVER, THE COMPANY IS REDEEMING YOUR DEBENTURES WHETHER OR NOT THE SALE IS SUCCESSFULLY COMPLETED.

FOR FURTHER INFORMATION REGARDING THE REDEMPTION OR CONVERSION OF YOUR DEBENTURES, REFERENCE IS MADE TO THE TERMS AND CONDITIONS OF THE DEBENTURES CONTAINED ON DEBENTURE CERTIFICATES AND TO THE TERMS AND CONDITIONS CONTAINED IN THE INDENTURE DATED MARCH 1, 1986 BETWEEN THE COMPANY AND THE TRUSTEE RELATING TO THE DEBENTURES.

Please contact the Trustee at its Corporate Trust Department at 1-800-633-4236 if you have questions or need assistance regarding the redemption or conversion of your Debentures or the delivery of your Debenture certificates.


                                        Sincerely,



                                        Wright M. Thomas
                                        President

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